Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2026 (except for the third paragraph of Note 13, as to which the date is October 26, 2026), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-299393) and related Prospectus of Aspen Neuroscience, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California
October 26, 2026